UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2014

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN  55345

(Address of principal executive offices)

(952) 564-3500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2014, Darin P. McAreavey resigned as Senior Vice President and Chief Financial Officer of Wireless Ronin Technologies, Inc. (“Wireless Ronin” or the “Company”).

On April 2, 2014, Wireless Ronin entered into an Executive Employment Agreement with John Walpuck, pursuant to which Mr. Walpuck will serve as the Company’s Chief Financial Officer and Chief Operating Officer.  The agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either the Company or Mr. Walpuck elects not to extend the employment term.  The agreement provides for an initial annual base salary of $240,000, subject to annual increases but generally not subject to decreases.  Under the agreement, Mr. Walpuck is eligible to participate in performance-based cash bonus or equity award plans for the Company’s senior executives.  Mr. Walpuck will participate in employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets eligibility and other requirements.

In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Walpuck’s employment, Mr. Walpuck will be entitled to receive a severance payment equal to six months of his base salary.  After the one-year anniversary of his employment, the severance amount increases to 12 months of then-current base salary.  The agreement provides that any severance payments would be paid in installments over the course of a one-year period.

The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year.  The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

In connection with his appointment as the Company’s Chief Financial Officer and Chief Operating Officer, the Company will grant Mr. Walpuck an option to purchase 270,000 shares of common stock at an exercise price equal to the closing price on April 2, 2014.  The option vests in equal annual installments on the 6-month, 18-month, 30-month and 42-month anniversaries of the date of the option grant (April 2, 2014).  The option is subject to accelerated vesting in circumstances, including upon the occurrence of a change in control occurring after April 2, 2015.  Upon a termination of Mr. Walpuck’s employment (other than for cause), vested portions of the option will remain outstanding and exercisable until the earlier of 90 days after termination or the date on which the option expires.  If Mr. Walpuck’s employment is terminated for cause, the Company may cancel the option in its entirety.

The press release announcing Mr. McAreavey’s resignation and Mr. Walpuck’s employment is attached to this report as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release of Wireless Ronin Technologies, Inc. issued April 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

Date: April 2, 2014	By:	/s/ Scott W. Koller
Scott W. Koller, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Wireless Ronin Technologies, Inc. issued April 2, 2014.